Exhibit (a)(6)
AMENDMENT

Dated:	June 14, 2006

To be Effective:	July 3, 2006
TO
MORGAN STANLEY AMERICAN OPPORTUNITIES FUND
DECLARATION OF TRUST
DATED
ON
April 6, 1987

Amendment dated June 14, 2006 to the Declaration of Trust
(the “Declaration”) of Morgan Stanley American Opportunities Fund
(the “Trust”)
dated April 6, 1987
          WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and
          WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to “Morgan Stanley Focus Growth Fund,” such change to be effective on July 3, 2006;
NOW, THEREFORE:
          1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:
“Section 1.1. Name. The name of the Trust created hereby is the Morgan Stanley Focus Growth Fund and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.”
          2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that that subsection shall read in its entirety as follows:
“Section 1.2. Definitions...
“(o) “Trust” means the Morgan Stanley Focus Growth Fund.
          3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.
          4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 25th day of April, 2006.
[SIGNED IN COUNTERPART]

/s/ Michael Bozic	/s/ Charles A. Fiumefreddo
Michael Bozic, as Trustee	Charles A. Fiumefreddo, as Trustee
and not individually	and not individually
c/o Kramer Levin Naftalis	c/o Morgan Stanley Trust
& Frankel LLP	Harborside Financial Center,
Counsel to the Independent	Plaza Two
Trustees	Jersey City, NJ
919 Third Avenue
New York, NY

/s/ Edwin J. Garn	/s/ Wayne E. Heidien

Edwin J. Garn, as Trustee	Wayne E. Hedien, as Trustee
and not individually	and not individually
c/o Summit Ventures LLC	c/o Kramer Levin Naftalis & Frankel LLP
One Utah Center	Counsel to the Independent Trustees
201 South Main Street	919 Third Avenue
Salt Lake City, UT	New York, NY

/s/ James F. Higgins	/s/ Manuel H. Johnson

James F. Higgins, as Trustee	Dr. Manuel H. Johnson, as Trustee
and not individually	and not individually
c/o Morgan Stanley Trust	c/o Johnson Smick International, Inc.
Harborside Financial Center	2099 Pennsylvania Avenue, N.W.
Plaza Two	Suite 950
Jersey City, NJ	Washington, D.C.

/s/ Joseph J. Kearns	/s/ Michael E. Nugent

Joseph J. Kearns, as Trustee	Michael E. Nugent, as Trustee
and not individually	and not individually
c/o Kearns & Associates LLC	c/o Triumph Capital, L.P.
23852 Pacific Coast Highway	445 Park Avenue
Malibu, CA	New York, NY

/s/ Fergus Reid
Fergus Reid, as Trustee
and not individually
c/o Lumelite Plastics Corporation
85 Charles Colman Blvd.
Pawling, NY

CERTIFICATE
          The undersigned hereby certifies that she is the Secretary of Morgan Stanley Focus Growth Fund (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on March 26, 2008 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on March 31, 2008 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.
          Dated this 26th day of March, 2008

/s/ Mary E. Mullin
Mary E. Mullin
Secretary